Exhibit 99.1
For Immediate Release

Contact:	(News Media) Barbara Ciesemier +1.312.396.7461
(Investors) Erik Helding +1.317.817.4760

CNO Financial Group Announces Sale of Closed Block Life Insurance Subsidiary to Wilton Re

Bankers Life to Recapture Traditional Life Block from Wilton Re
CNO Doubles Quarterly Dividend to $0.06 per Common Share
Carmel, Ind. March 3, 2014 - CNO Financial Group, Inc. (NYSE: CNO) today announced that it has entered into a definitive agreement to sell 100% of the common stock of Conseco Life Insurance Company (“CLIC”), a wholly owned life insurance subsidiary consisting primarily of closed block interest-sensitive and traditional life insurance and annuities, to Wilton Reassurance Company (“Wilton Re”). The transaction, when completed, will reduce statutory run-off reserves by $3.4 billion. These reserves are reported in the Other CNO Business segment.
As part of the agreement, Bankers Life and Casualty Company (“Bankers Life”), a wholly owned life insurance subsidiary, will recapture approximately $160 million of traditional life reserves previously reinsured to Wilton Re, paying $28 million.
CNO also announced that its board of directors has approved an increase in the quarterly dividend to $0.06 per share on the Company's common shares, representing a 100% increase. The dividend will be payable March 24, 2014, to shareholders of record at the close of business on March 14, 2014.
“The disposition of these low returning and historically volatile closed-blocks of business marks another significant milestone for the company,” said Ed Bonach, CEO. “The divestiture of CLIC and the recently announced LTC reinsurance transaction enable us to shed the legacy of the past and devote our attention to our core business segments and meeting the needs of the fast growing and under-served middle-income market. These transactions will unlock stranded capital, be accretive to ROE, reduce the risk profile of the company and further support the decision to double our common stock dividend.”
The purchase price consists of the value ascribed to the closed blocks of business plus CLIC’s statutory capital and surplus at closing. CLIC’s capital and surplus is expected to benefit by approximately $36 million from certain intercompany transactions which will transfer accident and health business out of CLIC prior to closing. Based on CLIC’s capital and surplus as of December 31, 2013 and the expected benefit from the intercompany transactions, the purchase price would be approximately $237 million. The proceeds will be further adjusted to reflect CLIC’s actual statutory capital and surplus at the time of closing.

CNO estimates that the announced transactions will result in a pro forma* GAAP after tax loss of approximately $303 million and a reduction to shareholders’ equity of approximately $447 million (including the impact of the reduction to net unrealized gains included in accumulated other comprehensive income). The transactions will increase deployable capital and are expected to have no material impact to leverage as a portion of the proceeds are required to pay down debt.

CNO Financial (2)
March 3, 2014

The sale of CLIC is subject to customary closing conditions and certain regulatory approvals, and is expected to close mid-year 2014.
RBC Capital Markets, LLC serves as financial advisor and Willkie Farr & Gallagher LLP serves as legal counsel for CNO in this transaction.
The company will host a conference call to discuss today’s announcement at 10:00 a.m. (EST) today, March 3, 2014. There will be a live webcast of the presentation, including presentation materials, available on the Investors section of the company’s website http://ir.CNOinc.com. Participants should go to the website at least 15 minutes before the event to register and download any necessary software. The call-in numbers for the conference call are as follows:

Live Call
(888) 251-7470 (Domestic)
(706) 679-1704 (International)
Conference ID: 5049290

Replay
(855) 859-2056 (Domestic)
(404) 537-3406 (International)
Conference ID: 5049290

* Refer to the accompanying table for assumptions used to estimate the pro forma impacts.

About CNO Financial Group
CNO Financial Group, Inc. (NYSE: CNO) is a holding company.  Our insurance subsidiaries - principally Bankers Life and Casualty Company, Colonial Penn Life Insurance Company and Washington National Insurance Company - primarily serve middle-income pre-retiree and retired Americans by helping them protect against financial adversity and provide for a more secure retirement.  For more information, visit CNO online at www.CNOinc.com.

-Table Follows-

CNO Financial (3)
March 3, 2014

CNO FINANCIAL GROUP, INC. AND SUBSIDIARIES
PRO FORMA IMPACTS OF THE ANNOUNCED TRANSACTION

The pro forma impacts are calculated as if the sale of CLIC and the recapture of a traditional life block by Bankers Life had been completed on December 31, 2013. Actual results will vary based on the fair value of CLIC’s investment portfolio and its statutory capital and surplus on the closing date. The pro forma amounts were determined as follows (dollars in millions):

Pro forma net loss:
Loss on sale of CLIC:
Cash proceeds received (a)	$237
Net assets sold	(527)
Subtotal	(290)
Reinsurance recapture:
Amount paid by Bankers Life	(28)
Net assets received	29
Subtotal	1

Transaction expenses and other	(9)
Loss before income taxes	(298)
Income tax expense (b)	5
Pro forma loss	$(303)

Pro forma reduction to shareholders’ equity:
Pro forma net loss as summarized above	$(303)
Decrease in accumulated other comprehensive income related to the unrealized gains in CLIC’s investment portfolio	(144)
Pro forma reduction to shareholders’ equity	$(447)

(a)	Includes $36 million from certain intercompany transactions which will transfer accident and health business out of CLIC to Washington National Insurance Company prior to closing.

(b)
A tax gain will be recognized as a result of the announced transactions due to the tax basis of CLIC.  The tax gain will be reduced by non-life net operating loss carryforwards which are fully offset by a valuation allowance.  Accordingly, the tax impacts of the announced transactions are expected to be minimal.

-more-

CNO Financial (4)
March 3, 2014

Cautionary Statement Regarding Forward-Looking Statements. Our statements, trend analyses and other information contained in this press release relative to markets for CNO Financial's products and trends in CNO Financial's operations or financial results, as well as other statements, contain forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically are identified by the use of terms such as "anticipate," "believe," "plan," "estimate," "expect," "project," "intend," "may," "will," "would," "contemplate," "possible," "attempt," "seek," "should," "could," "goal," "target," "on track," "comfortable with," "optimistic" and similar words, although some forward-looking statements are expressed differently. You should consider statements that contain these words carefully because they describe our expectations, plans, strategies and goals and our beliefs concerning future business conditions, our results of operations, financial position, and our business outlook or they state other ''forward looking'' information based on currently available information. Assumptions and other important factors that could cause our actual results to differ materially from those anticipated in our forward-looking statements include, among other things: (i) changes in or sustained low interest rates causing reductions in investment income, the margins of our fixed annuity and life insurance businesses, and sales of, and demand for, our products; (ii) expectations of lower future investment earnings may cause us to accelerate amortization, write down the balance of insurance acquisition costs or establish additional liabilities for insurance products; (iii) general economic, market and political conditions, including the performance and fluctuations of the financial markets which may affect the value of our investments as well as our ability to raise capital or refinance existing indebtedness and the cost of doing so; (iv) the ultimate outcome of lawsuits filed against us and other legal and regulatory proceedings to which we are subject; (v) our ability to make anticipated changes to certain non-guaranteed elements of our life insurance products; (vi) our ability to obtain adequate and timely rate increases on our health products, including our long-term care business; (vii) the receipt of any required regulatory approvals for dividend and surplus debenture interest payments from our insurance subsidiaries; (viii) mortality, morbidity, the increased cost and usage of health care services, persistency, the adequacy of our previous reserve estimates and other factors which may affect the profitability of our insurance products; (ix) changes in our assumptions related to deferred acquisition costs or the present value of future profits; (x) the recoverability of our deferred tax assets and the effect of potential ownership changes and tax rate changes on their value; (xi) our assumption that the positions we take on our tax return filings will not be successfully challenged by the Internal Revenue Service; (xii) changes in accounting principles and the interpretation thereof (including changes in principles related to accounting for deferred acquisition costs); (xiii) our ability to continue to satisfy the financial ratio and balance requirements and other covenants of our debt agreements; (xiv) our ability to achieve anticipated expense reductions and levels of operational efficiencies including improvements in claims adjudication and continued automation and rationalization of operating systems, (xv) performance and valuation of our investments, including the impact of realized losses (including other-than-temporary impairment charges); (xvi) our ability to identify products and markets in which we can compete effectively against competitors with greater market share, higher ratings, greater financial resources and stronger brand recognition; (xvii) our ability to generate sufficient liquidity to meet our debt service obligations and other cash needs; (xviii) our ability to maintain effective controls over financial reporting; (xix) our ability to continue to recruit and retain productive agents and distribution partners and customer response to new products, distribution channels and marketing initiatives; (xx) our ability to achieve additional upgrades of the financial strength ratings of CNO Financial and our insurance company subsidiaries as well as the impact of our ratings on our business, our ability to access capital and the cost of capital; (xxi) the risk factors or uncertainties listed from time to time in our filings with the Securities and Exchange Commission; (xxii) regulatory changes or actions, including those relating to regulation of the financial affairs of our insurance companies, such as the payment of dividends and surplus debenture interest to us, regulation of the sale, underwriting and pricing of products, and health care regulation affecting health insurance products; and (xxiii) changes in the Federal income tax laws and regulations which may affect or eliminate the relative tax advantages of some of our products or affect the value of our deferred tax assets. Other factors and assumptions not identified above are also relevant to the forward-looking statements, and if they prove incorrect, could also cause actual results to differ materially from those projected. All forward-looking statements are expressly qualified in their entirety by the foregoing cautionary statements. Our forwardlooking statements speak only as of the date made. We assume no obligation to update or to publicly announce the results of any revisions to any of the forward-looking statements to reflect actual results, future events or developments, changes in assumptions or changes in other factors affecting the forward-looking statements.

- #### -